YIELD AND EFFECTIVE YIELD CALCULATIONS

      Money Market Investment Division

      Yield for the Money Market Investment Division is calculated on a seven day period.

      The current yield formula = base period return x (365/7)

      The effective yield formula = [(1 + base period return)365/7] - 1

      Base period return is calculated as follows:
            Ending account value
             -Beginning account value
             -Expenses accrued for the period
            Net change in account value

      Net change in account value/Beginning account value = base period return.

      Following is an example of these calculations based on the following assumed expenses: 1.25% mortality and expense risk charge; $27 contract maintenance charge and a contingent deferred sales charge of 6% of the Contributions made within the last 72 months.

      a=    Value of one accumulation unit at beginning of period = 17.59196
      b=    Value of one accumulation unit at end of period = 17.60442
      c=    Annual maintenance charges accrued in period = $3.14
      d=    Average number of units outstanding in period = 1000.00
      e=    Base period return

      Yield if contingent deferred sales charge does not apply:

                  Yield =     (b-a-c/d)
                                  a

                  = $17.60442 - 17.59196 - $3.14/ 1000.00
                               17.59196

                  e=    0.00053

                  f=    Annualized yield  - e x (365/7)  =  2.76%

                  g=    Effective yield - {[1 + (e)]365/7} - 1  = 2.80%
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      TOTAL RETURN CALCULATION

      FORMULA:    P(1+T)N = ERV

   Where:         T=    Average annual total return
                  N=    The number of years including portions of years
                              where  applicable for  which the  performance is
   being
                              measured
               ERV=  Ending redeemable value of a hypothetical $1,000
               payment made at the beginning of the applicable period
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               P=    A hypothetical $1,000 initial payment made at the
                              inception of the Investment Division

            Assumed expenses = 1.25% mortality and expense risk charge; $27 contract maintenance charge and a contingent deferred sales charge of
            6% of the Contributions made within the last 72 months.

            The above formula can be restated to solve for T as follows:

                  T = [(ERV/P)1/N] - 1

            Following are examples of this calculation on a 1 year, 5 year, 10 year and since inception basis if contingent deferred sales charge applies

            1 year total return:
                  ERV = 1,142.20
                  N=          1.00
                  P=          1,000.00

            Therefore, 1 year total return is  14.22% .
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            5 year total return:
                  ERV = 1,742.76
                  N=          5.00
                  P=          1,000.00

            Therefore, 5 year total return is  11.75% .

            10 year total return:
                  ERV = 2,975.28
                  N=          10.00
                  P=          1,000.00

            Therefore, 10 year total return is  11.52% .

            Since inception total return:
                  ERV = 5,383.53
                  N=          14.50
                  P=          1,000.00

            Therefore, since inception total return is  12.31% .

            Following are examples of this calculation on a 1 year, 5 year, 10 year and since inception basis if contingent deferred sales charge does not apply:

            1 year total return:
                  ERV = 1,202.00
                  N=          1.00
                  P=          1,000.00

            Therefore, 1 year total return is  20.20% .

            5 year total return:
                  ERV = 1,802.83
                  N=          5.00
                  P=          1,000.00

            Therefore, 5 year total return is  12.51% .

            10 year total return:
                  ERV = 2,975.28
                  N=          10.00
                  P=          1,000.00

            Therefore, 10 year total return is  11.52% .

            Since inception total return:
                  ERV = 5,383.53
                  N=          14.50
                  P=          1,000.00

            Therefore, since inception total return is  12.31% .
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